EXHIBIT 23.2

Consent of Yount, Hyde & Barbour, P.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2013 on the consolidated financial statements of Cordia Bancorp Inc. as of December 31, 2012 and 2011, and for the years then ended, appearing in the Annual Report of Cordia Bancorp Inc. on Form 10-K for the year ended December 31, 2012.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia
November 14, 2013